Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Marine Products Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, $0.10 Par Value Per Share(2)	Rule 457(o)	(3)	(4)	(5)	.0001531	(3)(4)(5)
Fees to be Paid	Equity	Preferred Stock(2)	Rule 457(o)	(3)	(4)	(5)	.0001531	(3)(4)(5)
Fees to be Paid	Equity	Depositary Shares(2)	Rule 457(o)	(3)	(4)	(5)	.0001531	(3)(4)(5)
Fees to be Paid	Other	Warrants (2)	Rule 457(o)	(3)	(4)	(5)	.0001531	(3)(4)(5)
Fees to be Paid	Other	Rights (2)	Rule 457(o)	(3)	(4)	(5)	.0001531	(3)(4)(5)
Fees to be Paid	Other	Purchase Contracts (2)	Rule 457(o)	(3)	(4)	(5)	.0001531	(3)(4)(5)
Fees to be Paid	Other	Units (2)	Rule 457(o)	(3)	(4)	(5)	.0001531	(3)(4)(5)
Fees to be Paid	Unallocated (Universal) Shelf	(3)	Rule 457(o)	$150,000,000.00 (3)	(4)	$150,000,000.00 (5)	.0001531	$22,965.00
Fees to be Paid	Equity	Common Stock, $0.10 Par Value Per Share, offered by the selling stockholders	Rule 457(c)	24,414,029	$8.03(6)	$196,044,652.87	.0001531	$30,014.44
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$346,044,652.87		$52,979.44
	Total Fee Offsets							$22,965.00
	Net Fee Due							$30,014.44

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims(7)	Marine Products Corporation	S-3	333-257365	June 24, 2021	N/A	$16,365.00	Equity (unallocated)	Common Stock, par value $0.10 per share	$150,000,000.00	$150,000,000.00	N/A
Fee Offset Claims(7)	Marine Products Corporation	S-3	333-257365	June 24, 2021	N/A	$6,600.00	Equity	Common Stock, par value $0.10 per share	(7)	(7)	N/A
Fee Offset Sources	Marine Products Corporation	S-3	333-257365	N/A	June 24, 2021	N/A	N/A	N/A	N/A	N/A	$22,965.00

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-3 (the “Registration Statement”) shall also cover any additional shares of the common stock, $0.10 par value per share (the “Common Stock”), of Marine Products Corporation (the “Registrant”) that become issuable with respect to the securities identified in the above table, by reason of any stock dividend, stock split, recapitalization, reclassification, merger, split-up, reorganization, consolidation or other capital adjustment effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2) Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(3) The Registrant is registering hereunder such indeterminate number of shares of common stock, preferred stock, and depositary shares, and such indeterminate number of warrants, rights, purchase contracts, and units including rights to purchase common stock and/or preferred stock, to be sold by the Registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $150,000,000.00. The securities registered for sale also include such indeterminate number of shares of common stock, preferred stock or other securities as may be issued upon conversion or exercise or exchange of convertible, exercisable or exchangeable preferred stock, warrants, purchase contracts, rights, and/or units registered hereby. Any securities registered hereunder may be sold separately or with other securities registered hereunder.

(4) The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act of 1933.

(5) Estimated pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $150,000,000.00.

(6) Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of $8.03, the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on April 16, 2025.

(7) The Registrant previously registered common stock having an aggregate offering price of up to $150,000,000.00 on a Registration Statement on Form S-3 (File No. 333-257365), filed with the Securities and Exchange Commission on June 24, 2021 (the “2021 Registration Statement”), to be offered on behalf of the Registrant in an indeterminate amount of common stock up to such amount as may from time to time be offered pursuant to the 2021 Registration Statement at indeterminate prices. The 2021 Registration Statement also registered 6,250,000 shares of common stock to be offered by selling stockholders thereunder. In connection with the filing of the 2021 Registration Statement, the Company owed a total fee of $28,400.09 and made a contemporaneous fee payment in the amount of $28,400.09 based on the fee rate then in effect. The portion of the Registration Statement pertaining to the offering by the Registrant of up to $150,000,000.00 of common stock, and the offering of 5,600,000 shares by the selling stockholder of which it is a majority-owned subsidiary, have expired pursuant to Rule 415(a)(5) and such offerings have been terminated. $27,148.44 of the fees paid with the 2021 Registration Statement are associated with the terminated offerings. Pursuant to Rule 457(p), the Registrant is offsetting $22,965.00 of the fees associated with this current registration statement from the $27,148.44 filing fee previously paid in connection with the 2021 Registration Statement, with $4,183.44 remaining currently available to be applied to future filings from this fee offset source. An additional $1,251.65 of the filing fees are not currently available for offset because they pertain to the portion of the 2021 Registration Statement which is not expired, under which 650,000 shares remain eligible for resale by certain selling stockholders.